Exhibit 16.1

{Andersen Letterhead}

May 13, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sir/Madam:

We have read paragraphs (b) through (e) of Form 8-K dated May 7, 2002 of DMI Furniture, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours

Arthur Andersen, LLP

Cc: Phillip J. Keller, Vice President, Finance & Chief Financial Officer, DMI
Furniture, Inc.